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                                                                    EXHIBIT 10.2

                                 AMENDMENT TO
                            ATRIA COMMUNITIES, INC.
               NON-EMPLOYEE DIRECTORS 1996 STOCK INCENTIVE PLAN


(a) Section 3.3 of the Plan is hereby deleted and the following substituted in its place:


  "3.3 Additional Option Grants. On July 18, 1997, and each anniversary of that date hereafter, each Non-Employee Director, other than the Chairman of the Board of the Company, shall automatically be granted an Option to purchase 5,000 Shares, and the Chairman of the Board of the Company shall be automatically granted an Option to purchase 10,000 Shares, provided that (i) such Non-Employee Director shall have continually served as a director of the Company for the nine-month period prior to the date of the Option grant and
  (ii) the number of Shares available for grant under the Plan is sufficient to permit such automatic grant."

(b) Article 4 of the Plan is hereby amended by deleting the number "250,000" and substituting therefor the number "350,000".